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                                                                    EXHIBIT 10.6

                      AMENDMENT NO. 1 TO PARENT GUARANTY


     THIS AMENDMENT, dated as of March 27, 1997, by (i) ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER"); (ii) VENCOR, INC., a Delaware corporation (herein, together with its successors and assigns, the "PARENT GUARANTOR"); (iii) each of the following (each, together with its successors and assigns, a "SUPPORTING GUARANTOR" and collectively, the "SUPPORTING GUARANTORS"): FIRST HEALTHCARE CORPORATION, a Delaware corporation, NORTHWEST HEALTH CARE, INC., an Idaho corporation, MEDISAVE PHARMACIES, INC., a Delaware corporation, NATIONWIDE CARE, INC., an Indiana corporation, THERATX, INCORPORATED, a Delaware corporation which is the successor by merger with Peach Acquisition Corp., VENCOR HOSPITALS ILLINOIS, INC., a Delaware corporation, VENCOR HOSPITALS SOUTH, INC., a Delaware corporation, VENCOR HOSPITALS EAST, INC., a Delaware corporation, VENCOR HOSPITALS CALIFORNIA, INC., a Delaware corporation, VENCOR HOSPITALS TEXAS, LTD., a Texas limited partnership, VENTECH SYSTEMS, INC., a Delaware corporation, PASATIEMPO DEVELOPMENT CORP., a California corporation, VCI SPECIALTY SERVICES, INC., a Delaware corporation, and VENCOR PROPERTIES, INC., a Delaware corporation; and (iv) PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the "ADMINISTRATIVE AGENT") under the Credit Agreement referred to in the Parent Guaranty identified below:

     PRELIMINARY STATEMENTS:

     (1) The Borrower, the Parent Guarantor and the Supporting Guarantors have heretofore entered into the Parent Guaranty, dated as of August 15, 1996, in favor of the Administrative Agent (the "PARENT GUARANTY"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) By virtue of the merger of Peach Acquisition Corp. with and into TheraTx, Incorporated, as the surviving corporation in such merger, TheraTx, Incorporated is bound as a Supporting Guarantor under the Parent Guaranty.

     (3) The parties hereto desire to amend certain of the terms and provisions of the Parent Guaranty, all as more fully set forth below.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. RELEASE OF A SUPPORTING GUARANTOR. In light of the fact that Hillhaven of Central Florida, Inc. will not be required to guaranty the obligations of the Parent Guaranty under the 1997 Credit Agreement referred to below, effective upon the execution and delivery of this Amendment, it is hereby released from its obligations as a Supporting Guarantor under the Parent Guaranty and shall no longer be a party thereto.

     2. MISCELLANEOUS AMENDMENTS RELATIVE TO NEW CREDIT AGREEMENT OF PARENT GUARANTOR. The Parent Guaranty is hereby amended as follows:

     2.1. Clause (f) of section 7 of the Parent Guaranty is amended to read in its entirety as follows:

          (f) promptly after execution thereof, copies of any amendment to its existing Credit Agreement, dated as of March 17, 1997, with the banks named therein and Morgan Guaranty Trust Company of New York, as Documentation Agent and Collateral Agent, and NationsBank, N.A., as Administrative Agent, as in effect on March 18, 1997, which is the closing date thereunder (as so in effect on March 18, 1997, and as the same may be amended (including the proposed amendment to be entered into on or about March 31, 1997 to inter alia increase the credit facilities thereunder to $1,750,000,000), supplemented or modified, or replaced, with an agreement with substantially the same bank group (whether in the same or a larger or smaller aggregate amount of credit facilities), the "1997 CREDIT AGREEMENT"), and copies of any other credit agreement entered into after the Closing Date in connection with a replacement or refinancing thereof (and any amendments thereto); and

     2.2. All references to "1995 Credit Agreement" in the Parent Guaranty are hereby changed to references to "1997 Credit Agreement".

     3. AMENDMENT OF SEPARATE LEVERAGE COVENANT. Section 14(b) of the Parent Guaranty is amended to read in its entirety as follows:

          (B) SEPARATE LEVERAGE COVENANT. The Parent Guarantor will maintain at the end of each Fiscal Quarter (a "QUARTERLY MEASUREMENT DATE"), the ratio of (x) Consolidated Debt for Borrowed Money to (y) Consolidated EBITDA for the four consecutive Fiscal Quarters then ended not in excess of 4.00 to 1.00.
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     For purposes of calculating the foregoing ratio at any Quarterly
     Measurement Date, if any corporation or other entity shall have been acquired by any Vencor Company during the relevant period of four consecutive Fiscal Quarters, Consolidated EBITDA for such period shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy. As used in this Agreement, the terms "FISCAL QUARTERS", "CONSOLIDATED DEBT FOR BORROWED MONEY", "CONSOLIDATED EBITDA", "VENCOR COMPANY", "CONSOLIDATED NET WORTH" and "DEBT" shall have the same meanings as are ascribed to such terms in the 1997 Credit Agreement as in effect on March 31, 1997 (which is the closing date thereunder, herein the "VENCOR CLOSING DATE"), without giving effect to any subsequent modification or termination thereof, and any other defined terms which are used in such terms in the 1997 Credit Agreement shall likewise have such meanings without giving effect to any subsequent modification or termination thereof.

     4. AMENDMENT OF NEGATIVE PLEDGE COVENANT. Section 15 of the Parent Guaranty is amended to include appropriate references to the Parent Guarantor's 1997 Credit Agreement and the Liens granted pursuant thereto or permitted thereunder, so that such section reads in its entirety as follows:

     15.  NEGATIVE PLEDGE.  The Parent Guarantor will not:

          (i) permit any Subsidiary of the Parent Guarantor (other than the Borrower and its Subsidiaries) to create, incur or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Consolidated Debt for Borrowed Money, OTHER
     THAN:

               (A) (1) Liens created on or prior to the Vencor Closing Date pursuant to any document securing obligations under the 1997 Credit Agreement; (2) Liens on the equity interests in and debt obligations of TheraTx, Incorporated and its Subsidiaries; (3) the Project Mortgages (as defined in the 1997 Credit Agreement as in effect on the Vencor Closing Date); and (4) Liens on equity interests in and, debt obligations owed by, any Material Subsidiary (as defined in the 1997 Credit Agreement as in effect on the Vencor Closing Date), and Liens on any debt obligations of any other Subsidiary of the Parent Guarantor, in each case required to be pledged as security for obligations under the 1997 Credit Agreement pursuant to contractual obligations not substantially more onerous to the Parent Guarantor than those contained in Section 3 of the Security Agreement, dated as of March 17, 1997, in favor of the Collateral Agent under the 1997 Credit Agreement, as in effect on the Vencor Closing Date;

               (B) Liens existing on the Vencor Closing Date (other than Liens permitted by clause (A) above) securing Debt outstanding on the Vencor Closing Date in an aggregate principal amount not exceeding $200,000,000;

               (C) any Lien existing on any asset prior to the acquisition thereof by the Parent Guarantor or such Subsidiary and not created in contemplation of such acquisition;

               (D) any Lien existing on any asset of any person at the time such person becomes a Subsidiary of the Parent Guarantor or merges into the Parent Guarantor or any of its Subsidiaries; PROVIDED that such Lien was not created in contemplation of such event;

               (E) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction thereof and attaches to no other asset other than such asset so financed;

               (F) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by the foregoing clauses (A) through (E), PROVIDED that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

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               (G)  Permitted Encumbrances (as defined in the 1997
          Credit Agreement, as in effect on the Vencor Closing Date);

               (H) Liens arising in the ordinary course of business (other than Liens of the types described in the definition of "Permitted Encumbrances") which (i) do not secure Debt,
          (ii) do not secure any single obligation (or series of related obligations) in an amount exceeding $5,000,000; PROVIDED that the limitation in this clause (ii) shall not apply to Liens securing worker's compensation, unemployment insurance and other types of social security, and (iii) do not in the aggregate materially detract from the value of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of their business;

               (I) Liens on cash (not exceeding $10,000,000 in aggregate amount) of Cornerstone Insurance Company to secure its reimbursement obligations under letters of credit for its own account;

               (J) other Liens securing Debt of the Parent Guarantor not exceeding $25,000,000 in aggregate outstanding principal amount; and

               (K) other Liens securing Debt of Subsidiaries not exceeding $25,000,000 in aggregate outstanding principal amount; or

          (ii) itself create, incur or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Consolidated Debt for Borrowed Money owed pursuant to the 1997 Credit Agreement, OTHER THAN:

               (A) Liens on certain Indiana properties, and any other properties, stock, securities, interests or other assets, granted as security for obligations under the 1997 Credit Agreement prior to the Vencor Closing Date, including any extensions or renewals thereof); and

               (B) Liens on equity interests in and, debt obligations owed by, any Material Subsidiary (as defined in the 1997 Credit Agreement as in effect on the Vencor Closing Date), and Liens on debt obligations of any other Subsidiary of the Parent Guarantor, in each case required to be pledged as security for obligations under the 1997 Credit Agreement pursuant to contractual obligations not substantially more onerous to the Parent Guarantor than those contained in
          Section 3 of the Security Agreement, dated as of March 17, 1997, in favor of the Collateral Agent under the 1997 Credit Agreement, as in effect on the Vencor Closing Date,

     without making effective provision, and the Parent Guarantor in such case will make or cause to be made effective provision, whereby the Required Payments and the obligations of the Parent Guarantor hereunder shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured.

     5. CONFORMING CHANGES IN GUARANTY OF SUPPORTING GUARANTORS. In order to conform the language in sections 19.10 and 19.11 of the Parent Guaranty to language being incorporated into the form of Corresponding Vencor Guaranty for the Supporting Guarantors which is being executed and delivered in connection with the 1997 Credit Agreement referred to herein, sections 19.10 and 19.11 of the Parent Guaranty are amended to read in their entirety as follows:

          19.10. FRAUDULENT TRANSFER LAWS. It is the desire and intent of each Supporting Guarantor and the Creditors that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Supporting Guarantor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Supporting Guarantor's liability hereunder in respect of the obligations of the Parent Guarantor guaranteed hereunder shall be deemed to be reduced AB INITIO to that maximum amount which would be permitted without causing such Supporting Guarantor's obligations hereunder to be so invalidated; PROVIDED that if, at the time of enforcement of this Agreement against any
     Supporting Guarantor
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     or any Corresponding Vencor Guaranty against any Supporting Guarantor which is a party thereto, the amount payable under this Agreement by such Supporting Guarantor and the Corresponding Vencor Guaranty of such Supporting Guarantor is limited by this section 19.10 and/or the corresponding provision of the Corresponding Vencor Guaranty, as the case may be, then the amounts payable by such Supporting Guarantor under both this Agreement and the Corresponding Vencor Guaranty shall be limited so that the maximum amount payable under each of this Agreement and the Corresponding Vencor Guaranty is proportional to the respective aggregate amount guaranteed under this Agreement and such Corresponding Vencor Guaranty (without regard to the limits under this section 19.10 and the substantially identical provision of the Corresponding Vencor Guaranty), as the case may be, when the Significant Credit Event that exists at the time of enforcement occurred (or if two or more Significant Credit Events exist at the time of enforcement, when the earlier of such Significant Credit Events occurred).

          19.11. PRO RATA PAYMENTS. Each Supporting Guarantor agrees that, if it makes any payments upon enforcement of either this Agreement or the Corresponding Vencor Guaranty of such Supporting Guarantor, it will make a PRO RATA payment under the other of this Agreement or such Corresponding Vencor Guaranty so that (i) the payments under this Agreement and the Corresponding Vencor Guaranty of such Supporting Guarantor are concurrent and (ii) the total amount paid by such Supporting Guarantor under each of this Agreement and its Corresponding Vencor Guaranty is proportional to the aggregate amount guaranteed under this Agreement and such Corresponding Vencor Guaranty, as the case may be (without regard to the limits under section 19.10 or the substantially identical provisions of the Corresponding Vencor Guaranty) when the Significant Credit Event that exists at the time of enforcement occurred (or if two or more Significant Credit Events exist at the time of enforcement, when the earlier of such Significant Credit Events occurred).


     6. RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Parent Guaranty, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Parent Guaranty are ratified and confirmed and shall continue in full force and effect.

     7. MISCELLANEOUS. The terms and provisions of sections 20 [Survival of Agreements, etc.], 24 [Costs and Expenses of Enforcement, etc.], 28 [Jury Trial Waiver], 29 [Waiver; Amendment], 30 [Kentucky Notice of Guaranteed Amount and Termination Date], and 31 [Miscellaneous] of the Parent Guaranty are hereby incorporated into this Amendment as if set forth in full herein, except that references in such incorporated terms and provisions to "this Agreement", "herein", "hereby" and words of similar import shall be deemed to refer to this Amendment instead of the Parent Guaranty.



              [The balance of this page is intentionally blank.]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                    VENCOR, INC.
                                    FIRST HEALTHCARE CORPORATION
                                    NORTHWEST HEALTH CARE, INC.
                                    MEDISAVE PHARMACIES, INC.
                                    NATIONWIDE CARE, INC.
                                    THERATX, INCORPORATED
                                    VENCOR HOSPITALS ILLINOIS, INC.
                                    VENCOR HOSPITALS SOUTH, INC.
                                    VENCOR HOSPITALS EAST, INC.
                                    VENCOR HOSPITALS CALIFORNIA, INC.
                                    VENCOR HOSPITALS TEXAS, LTD.
                                         BY: VCI SPECIALTY SERVICES, INC.,
                                              ITS GENERAL PARTNER
                                    VENTECH SYSTEMS, INC.
                                    PASATIEMPO DEVELOPMENT CORP.
                                    VCI SPECIALTY SERVICES, INC.
                                    VENCOR PROPERTIES, INC.



                                    BY:______________________________________
                                         VICE PRESIDENT



                                    PNC BANK, NATIONAL ASSOCIATION,
                                         AS ADMINISTRATIVE AGENT


                                    BY: _________________________________
                                         VICE PRESIDENT

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